Exhibit T3A.7

I, BILL JONES, Secretary of State of the State of California, hereby certify:

That the attached transcript of 9 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this AUG.

[ILLEGIBLE]

Secretary of State

Sec/State Form CE-108 (rev. 4/97)

982250

ARTICLES OF INCORPORATION

OF

DUANE A. WILLIS, INC.

The undersigned Incorporator hereby executes, acknowledges and files the following ARTICLES OF INCORPORATION for the purpose of forming a corporation under the General Corporation Law of the State of California.

FIRST. The name of the Corporation shall be DUANE A. WILLIS, INC.

SECOND. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD. The name and address in this state of the Corporation’s initial agent for service of process in accordance with subdivision (b) of Section 1502 of the General Corporation Law is BRUCE N. ANTICOUNI; 17 East Carrillo Street, Suite 39, Santa Barbara, California 93101.

FOURTH. The Corporation is authorized to issue only one class of stock, and the total number of shares of stock which the Corporation is authorized to issue is One Million Shares.

IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on April 30, 1980.

/s/ BRUCE N. ANTICOUNI
BRUCE N. ANTICOUNI, Incorporator

The undersigned declares that he is the person who executed the foregoing articles of Incorporation and that such instrument is the act and deed of undersigned.

/s/ BRUCE N. ANTICOUNI
BRUCE N. ANTICOUNI

NAME CHG. TO: JOHN H. RANSOM OPTICAL LABORATORIES, INC.

982250                A222228

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

DUANE A. WILLIS and BRUCE N. ANTICOUNI certify that:

1. They are the president and assistant secretary, respectively, of DUANE A. WILLIS, INC., a California Corporation.

2. Article FIRST of the articles of incorporation of this corporation is amended to read as follows:

“FIRST. The name of this corporation is JOHN H. RANSOM OPTICAL LABORATORIES, INC.”

3. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporation Code. The total number of outstanding shares of the corporation is 54,500. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

4. The foregoing amendment of articles of incorporation has been duly approved by all of the Board of Directors as required by Section 905 (b) of the Corporations Code.

/s/ DUANE A. WILLIS
DUANE A. WILLIS, President

/s/ BRUCE N. ANTICOUNI
BRUCE N. ANTICOUNI, Assistant Secretary

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

Executed at Santa Barbara, California on August 11, 1980.

/s/ DUANE A. WILLIS
DUANE A. WILLIS

/s/ BRUCE N. ANTICOUNI
BRUCE N. ANTICOUNI

July 7, 1980

Secretary of State

Corporation Division

111 Capitol Mall

Sacramento, CA 95814

RE:	Consent of “DUANE A. WILLIS, INC.” to

change name to “JOHN H. RANSOM OPTICAL

LABORATORIES, INC.”

Gentlemen:

Please be advised that “JOHN H. RANSOM LABORATORIES, INC.”, California Corporation No. 514677 has sold the bulk of its assets to “DUANE A. WILLIS, INC.”, a California corporation. Be advised further that “JOHN H. RANSOM LABORATORIES, INC.” will be shortly dissolving and will be using its corporate name only for purposes of such dissolution. “DUANE A. WILLIS, INC.” will be applying to change its name to “JOHN H. RANSOM OPTICAL LABORATORIES, INC.”

The undersigned has no objection to such change and consents to same.

JOHN H. RANSOM LABORATORIES, INC.

By:	/s/ Roger H. Ransom
Roger H. Ransom President

NAME CHG. TO: WILLIS OPTICAL

982250            A249352

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

DUANE A. WILLIS and BRUCE N. ANTICOUNI certify that:

1. They are the president and assistant secretary, respectively, of JOHN H. RANSOM OPTICAL LABORATORIES, INC., a California Corporation.

2. Article FIRST of the articles of incorporation of this corporation is amended to read as follows:

“FIRST. The name of this corporation is WILLIS OPTICAL.”

3. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporation Code. The total number of outstanding shares of the corporation is 54,500. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

4. The foregoing amendment of articles of incorporation has been duly approved by all of the Board of Directors as required by Section 905(b) of the Corporations Code.

/s/ DUANE A. WILLIS
DUANE A. WILLIS, President

/s/ BRUCE N. ANTICOUNI
BRUCE N. ANTICOUNI, Assistant Secretary

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

Executed at Camarillo, California on May 24, 1982

/s/ DUANE A. WILLIS
DUANE A. WILLIS

/s/ BRUCE N. ANTICOUNI
BRUCE N. ANTICOUNI

THE OPTICAL CORPORATION

A316737            982250

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

CONRAD E. AGAJANIAN and VAL BRYANT certify that:

1. They are the president and assistant secretary, respectively, of WILLIS OPTICAL, a California Corporation.

2. Article FIRST of the articles of incorporation of this corporation is amended to read as follows:

“FIRST, The name of this corporation is THE OPTICAL CORPORATION.”

3. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporation Code. The total number of outstanding shares of the corporation is 948,604. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

4. The foregoing amendment of articles of incorporation has been duly approved by all of the Board of Directors as required by Section 905(b) of the Corporation Code.

/s/ Conrad E. Agajanian
Conrad E. Agajanian, President

/s/ Val Bryant
Val Bryant, Assistant Secretary

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

Executed at Oxnard, California on April 22, 1986.

/s/ Conrad E. Agajanian
Conrad E. Agajanian

/s/ Val Bryant
Val Bryant